UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014 (April 28, 2014)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 29, 2014, RCS Capital Corporation, a Delaware corporation (the “Company”), completed its previously announced acquisition of Cetera Financial Holdings, Inc. (“Cetera”) pursuant to the Agreement and Plan of Merger, dated as of January 16, 2014 (the “Merger Agreement”), by and among the Company, Cetera, Clifford Acquisition, Inc. (“Merger Sub”), a Delaware limited liability company and wholly owned subsidiary of the Company, and Lightyear Capital LLC, as stockholder representative. The matters described herein relate to the closing of the Merger (as defined below and the financing thereof).

Item 1.01. Entry into a Material Definitive Agreement.

Revolving Credit and Term Loan Facilities

On April 29, 2014, the Company entered into a First Lien Credit Agreement with Barclays Bank PLC, as administrative agent and collateral agent, and certain other parties thereto (the “First Lien Credit Agreement”), and a Second Lien Credit Agreement with Bank of America, N.A., as administrative agent and collateral agent, and certain other parties thereto (the “Second Lien Credit Agreement,” and together with the First Lien Credit Agreement, the “Credit Agreements”), which provide for the following loan facilities: (i) a $575.0 million senior secured first lien term loan facility with Barclays Bank PLC, as administrative agent and collateral agent, having a term of five years (the “First Lien Term Facility”); (ii) a $150.0 million senior secured second lien term loan facility with Bank of America, N.A., as administrative agent and collateral agent, having a term of seven years (the “Second Lien Term Facility” and, together with the First Lien Term Facility, the “Term Facilities”); and (iii) a $25.0 million senior secured first lien revolving credit facility with Barclays Bank PLC, as administrative agent and collateral agent, having a term of three years (the “Revolving Facility” and, together with the Term Facilities, the “Bank Facilities”). The Bank Facilities are guaranteed by RCS Capital Management, LLC (“RCS Management”), RCAP Holdings, LLC (“RCAP Holdings”) and certain subsidiaries of the Company. First Allied Holdings, Inc., a subsidiary of RCAP Holdings (“First Allied”), and certain of its subsidiaries are to become guarantors under the Bank Facilities no later than 90 days following the date of the Merger (as defined below).

The proceeds of the Term Facilities were used by the Company to pay a portion of the consideration paid in the Merger, to refinance existing indebtedness and to pay related fees and expenses. The proceeds of the Revolving Facility will be used following the closing of the Merger for permitted capital expenditures, to provide for the ongoing working capital requirements of the Company and its subsidiaries and for general corporate purposes.

The First Lien Term Facility has an interest rate equal to LIBOR plus 5.50% per annum, the Revolving Facility has an initial interest rate equal to LIBOR plus 5.50% per annum, which amount may be reduced to 5.25% if the First Lien Leverage Ratio (as defined in the First Lien Credit Agreement) is less than or equal to 1.25 to 1.00 and the Second Lien Term Facility has an interest rate equal to LIBOR plus 9.50% per annum. LIBOR can be no less than 1.00% per annum for any of the Bank Facilities.

This summary description of the material terms of the Bank Facilities does not purport to be complete and is qualified in its entirety by reference to the full text of the First Lien Credit Agreement and the Second Lien Credit Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement of Preferred Stock and Convertible Notes

On April 29, 2014, in connection with the Merger, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Luxor Capital Group, LP (“Luxor”) and certain other investors identified therein (collectively, the “Investors”), each of which is an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, (i) 14,657,980 shares of a new series of the Company’s convertible preferred stock, par value $0.001 per share, designated as 7% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) for $270.0 million of liquidation preference, at a purchase price of $16.37333 per share, for an aggregate purchase price of $240.0 million, (ii) $120.0 million (face amount) of 5% convertible senior notes (the “Convertible Notes”) issued at a price of $666.67 per $1,000 of par value (for gross proceeds to the Company upon issuance of $80.0 million) and (iii) (a) if the Company raises at least $150.0 million in gross proceeds in a well-marketed, underwritten public offering, at the same price as the shares sold in a well-marketed, underwritten public offering, $50.0 million of the Company’s Class A common stock (“Class A Common Stock”) and (b) if the Company raises less than $150.0 million in a well-marketed, underwritten public offering, a number of shares of Class A Common Stock the proceeds from which are equivalent to one-third of the gross proceeds actually received by the Company from a well-marketed, underwritten public offering.

Pursuant to the Certificate of Designation filed with the Secretary of State of the State of Delaware on April 29, 2014 (the “Certificate of Designation”), the shares of Convertible Preferred Stock are entitled to a dividend of 7.00% of the liquidation preference and a dividend of 8.00% of the liquidation preference if a monthly dividend is not paid in cash on the dividend payment date. The shares of Convertible Preferred Stock are convertible, at the Investors’ option, into shares of Class A Common Stock, at the lower of (i) a 2% discount to VWAP (as defined below), of Class A Common Stock for the 10 trading days prior to the date of the Investors’ election to convert, (ii) a 2% discount to the closing price of Class A Common Stock on the date of the Investors’ election to convert, and (iii) $20.26, or the fixed conversion price, subject, in each case, to customary anti-dilution protections. If (i) both the one-day volume weighted average price (“VWAP”), and the daily closing price of Class A Common Stock for the prior 30 consecutive trading days exceeds 2.5 times the fixed conversion price and (ii) at least $10 million of Class A Common Stock is traded each day for 30 consecutive days at any time after the first two years from the issuance date of the Convertible Preferred Stock, then the Company may require that the Investors convert the Convertible Preferred Stock into shares of Class A Common Stock at the same price as set forth above. Notwithstanding the other terms of the Convertible Preferred Stock, in no event shall any Investor, on its own, or with any of its affiliates, be obligated to accept Class A Common Stock if it would result in such Investor or Investor group owning more than 9.9% of the Class A Common Stock outstanding at the time of conversion. Accrued and unpaid dividends on the Convertible Preferred Stock are also entitled to liquidation preferences and convertible into additional shares of Class A Common Stock on the same terms as actual shares of Convertible Preferred Stock.

The Convertible Notes are senior unsecured obligations, but they are subordinate to the Bank Facilities and any refinancing thereof. The Convertible Notes are convertible at the option of the holder, and to the extent permitted by the Bank Facilities, into shares of Class A Common Stock, at a conversion rate equal to the lower of (i) 47.2144 shares of Class A Common Stock per $1,000 principal amount of Convertible Notes (or $20.26 per share) and (ii) 115% of the price of the shares of Class A Common Stock sold in a well-marketed, underwritten public offering, subject to adjustment pursuant to customary anti-dilution provisions. The Convertible Notes were issued pursuant to an indenture, dated as of April 29, 2014 (the “Indenture”), between the Company and Wilmington Trust, National Association (the “Trustee”). The Convertible Notes bear interest at a rate of 5.00% per year and accruing from April 29, 2014, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2014. The Convertible Notes will mature on November 1, 2021, unless earlier repurchased, redeemed or converted. The Company is not permitted to redeem the Convertible Notes prior to the maturity date.

This summary description of the issuance and sale of the Convertible Preferred Stock and the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, Indenture and Securities Purchase Agreement, copies of which are attached as Exhibits 3.1, 4.1 and 10.3, respectively to this Current Report on Form 8-K and incorporated herein by reference.

Put & Call Agreement

In connection with the placement of the Convertible Preferred Stock and the Convertible Notes, on April 29, 2014, certain affiliates of Luxor (the “Luxor Affiliates”) purchased 23.5% (subject to reduction to no less than 17.5% based upon the gross proceeds received by the Company in a well-marketed, underwritten public offering) of the membership interests in RCS Management (the “Luxor Percentage Interest”) for $15.3 million. On the same date, the Company entered into a put & call agreement (the “Put & Call Agreement”) with the Luxor Affiliates whereby, subject to certain conditions, (i) the Company has the right to repurchase the Luxor Percentage Interest from the Luxor Affiliates in exchange for its fair market value (as determined by the Company and the Luxor Affiliates pursuant to the agreement) in shares of Class A Common Stock (or a cash equivalent); and (ii) the Luxor Affiliates have the right to require the Company to purchase all or some of the Luxor Percentage Interest in exchange for a number of shares of Class A Common Stock (or a cash equivalent) that is equal to 15% multiplied by the then existing Luxor Percentage Interest being offered to the Company multiplied by the number of shares of the Company’s then-outstanding Class A Common Stock assuming the conversion immediately prior thereto of the then-outstanding Convertible Preferred Stock and Convertible Notes. The Put & Call Agreement also provides that existing members of RCS Management may, in their sole discretion, elect to purchase all of the manager interest offered to the Company for an amount equal to the value of the Class A Common Stock required to be delivered by the Company in cash or Class A Common Stock or a combination thereof. Additionally, if the Company is prohibited by the Bank Facilities from purchasing the member interest above, the existing members of RCS Management will be required to purchase the member interest under the same terms.

This summary description of the Put & Call Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Put & Call Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Reimbursement Agreement

In connection with the Bank Facilities, the Company entered into a reimbursement agreement dated as of April 28, 2014 (the “Reimbursement Agreement”) with RCAP Holdings.

The Bank Facilities provide for an event of default thereunder if an amount sufficient to repay the Exchangeable Promissory Notes issued by RCAP Holdings in the initial aggregate principal amount of $26.0 million (the “Exchangeable Promissory Notes”) as partial consideration for its September 25, 2013 acquisition of First Allied is not deposited in escrow (the “Special Escrow”) upon the earlier of the closing of a registered, underwritten public offering of the Class A Common Stock and August 27, 2014, or (ii) First Allied does not repay the outstanding indebtedness under its existing credit facility with Fifth Third Bank by July 28, 2014 (the “First Allied Indebtedness”). The amount deposited in the Special Escrow by the Company may be released by RCAP Holdings to repay its obligations under such Exchangeable Promissory Notes.  In addition, as previously described in the Current Report on Form 8-K filed by the Company on April 7, 2014, the Company has entered into a contribution agreement with RCAP Holdings pursuant to which, at the closing of the transactions contemplated thereby, RCAP Holdings will contribute all of its equity interests in First Allied to the Company in return for the issuance of 11,264,929 shares of Class A Common Stock (the “First Allied Contribution”).

Pursuant to the terms and subject to the conditions set forth in the Reimbursement Agreement, RCAP Holdings will reimburse the Company for any amounts released by RCAP Holdings from the Special Escrow in connection with repaying RCAP Holdings’ obligations under such Exchangeable Promissory Notes, within five business days of releasing any such amounts.  The Reimbursement Agreement also provides that if RCAP Holdings fails to reimburse the Company within such five business day period for the amounts released from the Special Escrow, then, until such unreimbursed amounts shall have been paid in full, interest shall accrue thereon at LIBOR plus the Applicable Margin for Term Loans (each, as defined in the Credit Agreements).

In addition, pursuant to the terms and subject to the conditions set forth in the Reimbursement Agreement, if the First Allied Contribution is not consummated prior to July 28, 2014, RCAP Holdings will prepay in full the amount of the First Allied Indebtedness.

This summary description of the Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reimbursement Agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

RCAP Holdings, which is directly or indirectly controlled by Nicholas S. Schorsch, the executive chairman of the Company's board of directors (the “Board”), and William M. Kahane, the chief executive officer of the Company and a member of the Board, holds, as of March 31, 2014, an aggregate of approximately 92.47% of the combined voting power in the Company through its ownership of 24,051,499 shares of the Class A Common Stock and the sole outstanding share of the Company’s Class B common stock (“Class B Common Stock”). Each share of Class A Common Stock is entitled to one vote, and the sole share of Class B Common Stock is entitled to the majority of the voting power of the outstanding common stock. As a result of its ownership of the sole outstanding share of Class B Common Stock, RCAP Holdings controls the Company, and is able to exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

RCS Management is directly or indirectly controlled by Nicholas S. Schorsch, the executive chairman of the Board, and William M. Kahane, the chief executive officer and a member of the Board. RCS Capital Management provides management services to the Company pursuant to a services agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously announced, pursuant to the terms of the Merger Agreement and upon the terms and conditions thereof, on April 29, 2014, Merger Sub was merged with and into Cetera (the “Merger”), with Cetera surviving the Merger as a wholly owned subsidiary of the Company.

The Merger became effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware with an effective date of April 29, 2014.

In connection with the consummation of the Merger, the purchase price paid by the Company was equal to $1.15 billion in cash (subject to certain customary adjustments).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth under the heading “Private Placement of Preferred Stock and Convertible Notes” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety.

The Convertible Preferred Stock and the Convertible Notes are being offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The shares of common stock to be issued upon conversion of the Convertible Preferred Stock and the Convertible Notes have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to file a shelf registration statement on Form S-3 within 45 days following the closing of the offerings (subject to an extension of up to 10 days) for the purpose of registering the resale of the Convertible Preferred Stock and the Convertible Notes and, if necessary, a prospectus supplement for the purpose of registering the resale of the underlying shares of common stock of the Company into which the Convertible Preferred Stock and the Convertible Notes are convertible upon conversion. The aggregate number of shares of common stock of the Company that may be issued pursuant to the Securities Purchase Agreement and upon conversion of the Convertible Preferred Stock and/or the Convertible Notes may not exceed 19.9% of the Company’s common stock outstanding immediately prior to the closing of the offering until such incurrence is approved by the Company’s stockholders.

In connection with such stockholder approval, on January 16, 2014, RCAP Holdings, Luxor and, solely for the limited purposes set forth therein, the Company, entered into a voting agreement whereby RCAP Holdings gave an irrevocable proxy to Luxor over its shares of the Company’s common stock and agreed to vote its shares of the Company’s common stock (i) for the approval of the issuance of the Luxor common stock and the Luxor securities, (ii) for approval of any amendment or restatement of the Company’s certificate of incorporation and by-laws necessary for the issuance of the Luxor common stock and the other securities issued to Luxor, (iii) against any amendment to the Company’s certificate of incorporation or by-laws which would be impede the issuance of the Luxor common stock and the other securities issued to Luxor, and (iv) against any other proposal that may impede the issuance of the Luxor common stock and the other securities issued to Luxor.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bryan L. Nygaard as Chief Operating Officer

On April 29, 2014, Bryan L. Nygaard, 55, was appointed to serve as the Chief Operating Officer of the Company.  From 2010 to 2014, Mr. Nygaard served as the Principle for Atticus Advisers, a retail financial services industry profitability-development firm, and from 2006 through 2010, Mr. Nygaard served as the Managing Director for Pershing, LLC, a division of BNY Mellon Corporation, a leading provider of technology and platform solutions in the financial services industry.

Amendment to OPP and LTIP Distribution Agreement

On April 28, 2014, in connection with the Merger and the acquisition by Luxor of an interest in RCS Management, the Company, RCS Capital Holdings, LLC (“RCS Holdings”) and RCS Management entered into an amendment to the 2013 Manager Multi-Year Outperformance Agreement between such parties, dated as of February 11, 2014 (the “OPP”), to provide that the first valuation date under the OPP would be April 28, 2014 and that any LTIP Units (as defined in the OPP) not earned by RCS Management as of such date would be forfeited without payment of any compensation. The Board determined that as of such valuation date 310,947 LTIP Units were earned (the “Earned LTIP Units”) and 1,014,053 LTIP Units were forfeited. The Earned LTIP Units are subject to vesting as provided under the terms and conditions of the OPP. No additional LTIP Units may be earned under the OPP.

In connection with the amendment of the OPP, on April 29, 2014, the Company, RCS Management and the members of RCS Management, including Nicholas S. Schorsch, the executive chairman of the Board, William M. Kahane, the Company’s chief executive officer and a member of the Board, and Shelley D. Schorsch, Peter M. Budko, Edward M. Weil, Jr. and Brian S. Block, each of whom is a member of the Board, entered into an agreement (the “LTIP Distribution Agreement”) pursuant to which immediately prior to the acquisition by Luxor of an interest in RCS Management, RCS Management distributed, transferred and assigned all of the Earned LTIP Units to its members pro rata in accordance with their respective percentage interests in RCS Management as of immediately prior to the Luxor acquisition, each of whom then became a member of RCS Holdings as well as a party to the Limited Liability Company Agreement of RCS Holdings. Following such distribution, RCS Management ceased to be a member of RCS Holdings.

RCS Holdings is an intermediate holding company formed by the Company to own the Company’s operating subsidiaries, currently consisting of Realty Capital Securities, LLC, RCS Advisory Services, LLC and American National Stock Transfer, LLC.

The summary descriptions of the amendment to the OPP and the LTIP Distribution Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the amendment to the OPP and LTIP Distribution Agreement, copies of which are attached hereto as Exhibits 10.6 and 10.7, respectively, and incorporated herein by reference.

Item 8.01. Other Events.

On April 29, 2014, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Rule 3-05 of Regulation S-X were previously reported in the Form S-1/A (File No. 333-193925) filed by the Company on April 22, 2014 (the “Form S-1 Registration Statement”) and, pursuant to General Instruction B.3 of Form 8-K, are not additionally reported herein.

(b) Pro forma financial information.

The required pro forma financial information of the Company, taking into account the acquisition of Cetera, will be filed no later than 71 days after the date this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 16, 2014, by and among RCS Capital Corporation, Clifford Acquisition, Inc., Cetera Financial Holdings, Inc. and Lightyear Capital LLC (incorporated by reference to the Current Report on Form 8-K filed by the Company on January 16, 2014).*

3.1	Certificate of Designation for the 7.0% Series A Convertible Preferred Stock, filed April 29, 2014.

4.1	Indenture, dated as of April 29, 2014, by and between RCS Capital Corporation and Wilmington Trust, National Association.

10.1	First Lien Credit Agreement, dated as of April 29, 2014, by and among RCS Capital Corporation, RCS Capital Management, LLC, RCAP Holdings, LLC, the Lenders, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Bookrunners.

10.2	Second Lien Credit Agreement, dated as of April 29, 2014, by and among RCS Capital Corporation, RCS Capital Management, LLC, RCAP Holdings, LLC, the Lenders, Bank of America, N.A., as Administrative Agent and Collateral Agent, Barclays Bank PLC, as Syndication Agent, and Bank of America, N.A. and Barclays Bank PLC, as Joint Lead Arrangers and Bookrunners.

10.3	Securities Purchase Agreement, dated April 29, 2014, by and among RCS Capital Corporation, RCAP Holdings, LLC, Luxor Capital Group LP and certain other Investors identified therein.

10.4	Put & Call Agreement, dated as of April 29, 2014, by and among Luxor Capital Partners, LP, Blue Sands LLC, Blue Sands B Inc., Blue Sands C Inc., Blue Sands D. Inc., RCS Capital Corporation and the existing members of RCS Capital Management, LLC.

10.5	Reimbursement Agreement, dated as of April 28, 2014, by and between RCAP Holdings, LLC and RCS Capital Corporation.

10.6	Amendment No. 1 to the Amended and Restated 2013 Manager Multi-Year Outperformance Agreement, dated April 28, 2014, by and among RCS Capital Corporation, RCS Capital Holdings LLC and RCS Capital Management, LLC.

10.7	Agreement, dated as of April 29, 2014, by and between RCS Capital Management, LLC, RCS Capital Corporation, Nicholas S. Schorsch, William M. Kahane, Shelley D. Schorsch, Peter M. Budko, Edward M. Weil, Jr. and Brian S. Block.

99.1	Press Release, dated April 29, 2014, issued by RCS Capital Corporation.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: May 2, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director